UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  July 5, 2006

HEMACARE CORPORATION

(Exact name of registrant as specified in its charter)

California	000-15223	95-3280412
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

21101 Oxnard Street, Woodland Hills, CA 91367

(Address of principal executive offices) (Zip Code)

(818) 226-1968

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On July 5, 2006, HemaCare Corporation (the “Company”) entered into an Indemnification Agreement (the “Agreement”) with each of Judi Irving, the Company’s Chief Executive Officer, and Robert S. Chilton, the Company’s Chief Financial Officer. These Agreements require the Company, among other things, to indemnify Ms. Irving and Mr. Chilton against liabilities that may arise by reason of their status or service. These Agreements also require the Company to advance all expenses incurred by Mr. Irving and Mr. Chilton in investigating or defending any such action, suit or proceeding.

The foregoing summary of the Agreements is qualified in its entirety by the form of Agreement attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Form of Indemnification Agreement dated July 5, 2006, between HemaCare Corporation and each of Judi Irving and Robert S. Chilton.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2006	HEMACARE CORPORATION

	By	/s/ Robert S. Chilton
Robert S. Chilton,
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Form of Indemnification Agreement dated July 5, 2006, between HemaCare Corporation and each of Judi Irving and Robert S. Chilton.